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                                                       Exhibit 10 (xiv)

                                             January 31, 1997

               SEPARATION AGREEMENT AND GENERAL RELEASE
This Agreement is made and entered into by and between Figgie International Inc. (hereinafter "Company") and Keith V. Mabee (hereinafter "Employee"). The Company and Employee are from time to time referred to herein as the parties.
By this Agreement, the parties intend to and do hereby settle any and all differences, disputes, grievances, claims, charges and complaints, whether known or unknown, accrued or unaccrued, that Employee either has or arguably may have against the Company which arise out of or in any manner relate to Employee's employment with the Company and his separation therefrom.

In consideration of the mutual covenants, conditions and obligations set forth herein, the parties agree as follows:

1.      At-Will Employment
        Employee acknowledges that he was at all times an at-will employee and that his employment was at all times terminable by either Employee or the Company at any time upon notice to the other and for any reason not prohibited by law.

2.      Separation from Employment
        Except as provided herein and effective January 31, 1997, Employee will cease to be an employee of the Company for all purposes whatsoever, including the right to receive or accrue any further compensation or any further pension, insurance, profit sharing, stock option, stock purchase, or other fringe benefit rights or to bind the Company in any way unless otherwise stated in this Agreement. Employee is vested under the Retirement Income Plan II and the Stock Ownership Trust and Plan. The parties agree that:

        a. The Company shall respond to inquiries concerning the reason(s) for Employee's separation from employment by stating that Employee's position was eliminated as part of a corporate restructuring and not due to any lack of performance on Employee's behalf.
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Keith V. Mabee
January 31, 1997
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        b.   The Company shall waive its right to repurchase the 14,675 shares previously purchased by the Employee under the 1993 Restricted Stock Purchase Plan for Employees (the "RSPP") upon the termination of the RSPP on January 2, 1997.

        c. The Company shall cause all remaining stock options granted to the Employee pursuant to the Key Employees' Stock Option Plan to become immediately exercisable in full and shall remain fully exercisable until the date of expiration of the option (seven years from the grant date).

        d. On February 15, 1997, the Company shall pay to Employee one (1) payment of four hundred twenty thousand dollars ($420,000) (less applicable deductions) for severance, car allowance and miscellaneous items. Unused 1997 vacation entitlement will be included in the January 31, 1997 salary payment.

        e. As further consideration and inducement for Employee's promises and covenants contained in this Agreement, and without any obligation to do so, the Company will pay to Employee the sum of fifty-six thousand three hundred fifty dollars ($56,350) (less applicable deductions) on February 15, 1997. Additionally, and as further consideration and inducement for Employee's promises and covenants contained in this Agreement, and without any obligation to do so, the Company will pay to Employee the sum of fifty-six thousand three hundred fifty dollars ($56,350) (less applicable deductions) on or before April 30, 1997.

        f. In lieu of outplacement, the Company will pay the Employee thirty thousand dollars ($30,000) on February 15, 1997.

        g. The Company will provide tax planning and/or consultation assistance through its outside consultants.

        h. The Company shall maintain Employee's split-life insurance and health care benefits coverage on the same terms and at the same cost to Employee as would be applicable to a similarly situated full-time employee provided for a period of twenty-four (24) calendar months following the date of termination, however, that in the event Employee is eligible for life insurance equal or greater than the current face amount ($700,000) and comparable health care benefits (determined at the sole discretion of the Company) from a subsequent employer during such twenty-four (24) month period, the Company may immediately terminate its life insurance and health care benefits coverage
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Keith V. Mabee
January 31, 1997
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           of the Employee.  Thereafter, Employee's health care coverages shall terminate unless Employee exercises his rights under COBRA to extend such coverages.

        i. Employee acknowledges and agrees that should the Employee breach any term or condition of this Agreement, the Company shall not be obligated to make any further payments or provide any further benefits hereunder to Employee.

       j.  All future benefits provided to Employee under the Senior
           Executive Benefits Plan ("SEBP") shall remain in force in accordance with the provisions of the SEBP. (Employee became 100% vested under the provisions of the Significant Management Change clause of
           Section II of the SEBP in 1994.)

        k. The Company shall sell to Employee the vehicle currently used by Employee for a purchase price of ten thousand dollars ($10,000), and facsimile machine (#105150) for a purchase price of seventy-five dollars ($75).


3.   Acknowledgment of Payments

     Except as provided herein, employee acknowledges that he has received full payment of all monies due to him [e.g., salary, bonus, sick pay, and all other items of direct and indirect employee compensation] that he earned and to which he is entitled based upon his services to the Company as an employee from the beginning of his employment to and including the date of this Agreement, except that this paragraph shall not apply to any pension or retirement benefits which might have vested on Employee's behalf before the date of this Agreement.


4.   Rights Under COBRA

     Employee acknowledges that he has received notice of his rights under COBRA to procure continued health insurance coverage following the termination of his employment with the Company.
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Keith V. Mabee
January 31, 1997
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5.   Covenant Not to Disclose and/or Utilize
       Confidential or Proprietary Information

     Employee acknowledges that, during the course of his employment with the Company, he has obtained information that is confidential, proprietary and sensitive to the Company. Employee represents and agrees that he shall not utilize, whether for his benefit or the benefit of another, disclose to any other person, firm or entity, whether directly or indirectly, any trade secrets, financial information or other confidential proprietary information that Employee obtained or to which Employee had access during the course of his employment with the Company. Employee hereby agrees not to make any statement or take any action, directly, indirectly, that will disparage or discredit the Company, its Officers, Directors, employees or any of its products, or in any way damage its reputation or ability to do business or conduct its affairs.


6.   Return of Property

     Employee shall immediately return to the Company all keys, combinations, credit cards, automobiles, files, memoranda, records,documents,and other physical and personal property belonging to the Company, including all copies thereof, if any such items have not already been returned, which Employee received or obtained from the Company or its agents during the course of his employment.


7.   General Release

     Employee hereby fully releases and forever discharges the Company, its officers,directors, shareholders, agents, representatives, and employees, from any and all claims, debts, liabilities, demands and obligations (hereinafter collectively referred to as "claims," excluding benefits which have accrued under qualified stock and retirement plans or COBRA)
     of any kind, character and nature, which he has or arguably may have now or in the future against the Company and any of the persons and entities identified above, especially, but not limited to, those matters which arise out of or in any way relate to Employee's employment with the Company and Employee's separation therefrom. This release is intended to be broadly construed to encompass all possible legal and equitable claims, and is intended to include, but not be limited in any way to, claims for breach of contract, wrongful discharge, breach of the implied covenant of good faith and fair dealing, race, age, sex, national origin, handicap or other form of discrimination under either the state or federal laws prohibiting the same, including, but not
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Keith V. Mabee
January 31, 1997
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     limited to the Age Discrimination in Employment Act of 1967, Title VII of
     the Civil Rights Act of 1964, intentional or negligent infliction of emotional distress, violation of ERISA, breach of fiduciary duty, fraud, or any other tort. Employee warrants and represents that he understands and acknowledges the significance and consequences of this release and waiver, that he has been advised of his right to consult with an attorney for information and advice concerning such release and waiver, and that such release and waiver are freely and voluntarily given. Employee further warrants and acknowledges that he has carefully read, understands and agrees to each and every provision contained in this Agreement.


8.   Successors

     This Agreement shall be binding upon Employee and his heirs, administrators, executors, attorneys, successors and assigns, and shall inure to the benefit of the Company, its owners, officers, agents, representatives and employees, and their successors and assigns.


9.   No Admission of Liability

     It is expressly understood and agreed that neither this Agreement as a whole nor any of its provisions shall at any time be treated or construed by either party, or by any other person, firm or entity, as an admission of liability or wrongdoing in any manner whatsoever.


10.Construction

    This Agreement shall be interpreted and construed in accordance with the laws of the State of Ohio.

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Keith V. Mabee
January 31, 1997
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11.Entire Agreement

    This Agreement sets forth the entire agreement between the Company and Employee, and supersedes the Management Agreement dated February 23, 1995 and the Retention Agreement dated March 20, 1996, any and all prior agreements or understandings between the parties relating to the matters contained herein. Any and all prior agreements or understandings that are not embodied in this Agreement shall be of no force and effect. Moreover, the terms of this Agreement may not be modified, except in writing and signed by the party against whom the endorsement of any such modification may be sought.




DATED: January 31, 1997



                    FIGGIE INTERNATIONAL INC.

                      /s/

                    William J. Sickman
                    Director, Human Resources & Administration




DATED: January 31, 1997


                    EMPLOYEE

                      /s/

                    Keith V. Mabee